Exhibit 5.1

Hogan Lovells Cadwalader US LLP 200 Liberty Street New York, NY 10281 T: +1 212 504 6000 F: +1 212 504 6666 www.hlc.com

August 19, 2026

Natixis Commercial Mortgage Securities LLC
1251 Avenue of the Americas
New York, NY 10020

Re:	Commercial Mortgage Pass-Through Certificates

To the Addressee of this Letter:

We have acted as special counsel to Natixis Commercial Mortgage Securities LLC (the “Depositor”) in connection with the Depositor’s Registration Statement on Form SF-3 (File No. 333-297525), as filed with the Securities and Exchange Commission (the “Commission”) on July 17, 2026, as amended by the Pre-Effective Amendment No. 1 to Registration Statement on Form SF-3, as filed with the Commission on the date hereof (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Act”). The form of prospectus included in the Registration Statement describes the Commercial Mortgage Pass-Through Certificates (the “Certificates”) to be sold by the Depositor in one or more series (each, a “Series”) of Certificates. Each Series of Certificates will be issued under a separate pooling and servicing agreement (each, a “Pooling and Servicing Agreement”) among the Depositor, a master servicer (a “Master Servicer”), a special servicer (a “Special Servicer”), a trustee (a “Trustee”) and, if applicable, such other parties to be identified in the prospectus for such Series.  A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement. Capitalized terms used herein but not defined herein have the respective meanings given to them in the Registration Statement.

In rendering the opinions set forth below, we have examined and relied upon the following as to matters of fact relevant to the opinions expressed herein: (1) the Registration Statement, including the form of prospectus constituting a part thereof, in the form filed with the Commission; (2) the Pooling and Servicing Agreement, in the form filed with the Commission; and (3) such other documents, materials and authorities as we have deemed necessary in order to enable us to render our opinions set forth below. We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and, to the extent expressly referred to in this letter, the federal laws of the United States of America. We express no opinion with respect to any Series of Certificates for which we do not act as counsel to the Depositor.

Based upon and subject to the foregoing, we are of the opinion that:

1.       When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Depositor, a Master Servicer, a

Hogan Lovells Cadwalader US LLP is a limited liability partnership registered in the state of Delaware. “Hogan Lovells Cadwalader” is an international legal practice that includes Hogan Lovells Cadwalader International LLP and Hogan Lovells Cadwalader US LLP, with offices in: Alicante Amsterdam Baltimore Beijing Berlin Birmingham Boston Brussels Charlotte Colorado Springs Denver Dubai Dublin Dusseldorf Frankfurt Hamburg Hanoi Ho Chi Minh City Hong Kong Houston London Los Angeles Luxembourg Madrid Mexico City Miami Milan Minneapolis Monterrey Munich New York Northern Virginia Paris Philadelphia Riyadh Rome San Francisco São Paulo Shanghai Silicon Valley Singapore Tokyo Washington, D.C. Associated Offices: Jakarta Shanghai FTZ. Business Services Centers: Johannesburg Louisville. For more information see www.hlc.com.

Natixis Commercial Mortgage Securities LLC	- 2 -	August 19, 2026

Special Servicer, a Trustee and any other party thereto, and when the Certificates of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Certificates will be validly issued and outstanding, fully paid and non-assessable, and the holders of such Certificates will be entitled to the benefits provided by such Pooling and Servicing Agreement.

2.       The descriptions of federal income tax consequences appearing under the heading “Material Federal Income Tax Considerations” in the form of prospectus accurately describe the material federal income tax consequences to holders of Certificates under existing law and subject to the qualifications and assumptions stated therein. We also hereby confirm and adopt the opinions expressly set forth under such heading, under existing law and subject to the qualifications and assumptions stated therein.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and, with respect to any Series of Certificates for which we act as counsel to the Depositor, to the reference to Hogan Lovells Cadwalader US LLP and the discussion of our opinions set forth in this letter under the headings “Legal Matters” and “Material Federal Income Tax Considerations” in the form of prospectus, which is part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

In addition, we disclaim any obligation to update this letter or communicate with or advise you as to any changes in fact or law, or otherwise.

Very truly yours,

/s/ Hogan Lovells Cadwalader US LLP